Exhibit 8(d)

                                   AMENDMENT

                    To Transfer Agency and Service Agreement
                                    Between
                         Funds For Institutions Series
              (f.k.a. Merrill Lynch Funds For Institutions Series)
                                      And
                         State Street Bank and Trust Company

This Amendment is made as of this 5th day of June, 2009 between Funds For Institutions Series (f.k.a. Merrill Lynch Funds for Institutions Series) and State Street Bank and Trust Company. In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement dated February 1, 2000, as amended by those amendments dated September 30, 2003 and March 1, 2006 (the "Agreement"), the parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Name Change. All references to Merrill Lynch Funds for Institutions Series are hereby replaced and superseded with "Funds For Institutions Series."

2. Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto and dated June 5, 2009;

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "June 5, 2009 Amendment") except as specifically revised by this Amendment.

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


FUNDS FOR INSTITUTIONS SERIES             STATE STREET BANK AND TRUST COMPANY

By: /s/ Donald C. Burke                   By:   /s/ Joseph C. Antonellis
    --------------------------                  -------------------------
Name: Donald C. Burke                     Name: Joseph C. Antonellis
Title: Chief Executive Officer            Title: Vice Chairman

                                   SCHEDULE A
                                     Funds
                              Dated: June 5, 2009

FFI Premier Institutional Fund

FFI Institutional Fund

FFI Government Fund

FFI Treasury Fund

FFI Institutional Tax-Exempt Fund

FFI Select Institutional Fund


FUNDS FOR INSTITUTIONS SERIES             STATE STREET BANK AND TRUST COMPANY

By: /s/ Donald C. Burke                   By:   /s/ Joseph C. Antonellis
    --------------------------                  --------------------------
Name: Donald C. Burke                     Name: Joseph C. Antonellis
Title: Chief Executive Officer            Title: Vice Chairman